UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2011

VALLEY FORGE COMPOSITE TECHNOLOGIES, INC.

 (Exact name of registrant as specified in its charter)

Florida	0-51420	20-3061892
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

RIVER CENTER I 50 E RIVER CENTER BLVD, SUITE 820 COVINGTON, KY 41011
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:	(859) 581-5111

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD

Item 7.01

Regulation FD Disclosure

Valley Forge Composite Technologies, Inc. (OTCBB:VLYF.ob - News), a developer, manufacturer and distributor of next-generation detection systems, announced that its CEO, Louis J. Brothers, will present at SEVEN; Noble Financial Capital Markets' Seventh Annual Equity Conference at the Hard Rock Hotel in Hollywood, Florida, on Tuesday, May 17th at 8:00am Eastern Time.

A focus of the presentation will be Valley Forge Composite Technologies' cargo and baggage screening system, THOR LVX™. Not an imaging system, THOR LVX, when operational, will operate at high energy levels to penetrate containers and shielding to provide a photonuclear signature of narcotics, bio-chemical weapons and explosives within the sealed containers, confirming not only chemical composition but also quantity. Further, THOR LVX is designed to detect fissile material using its fast neutron detector.

At the time of the presentation, a live audio and high-definition video webcast of Valley Forge Composite Technologies' presentation and a copy of the presentation materials will be available on Valley Forge's website: www.vlyf.com, or through the Noble Financial websites: www.noblefcm.com, or www.noble7.com.  The webcast and presentation will also be archived on Valley Forge's website for 90 days following the event.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VALLEY FORGE COMPOSITE TECHNOLOGIES, INC.

Date: May 16, 2011	By:	/s/ Louis J. Brothers
Louis J. Brothers
Chief Executive Officer, President, Secretary, Treasurer, and Authorized Officer

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